Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Chesapeake Funding LLC (the "Company") on Form 10-Q for the three and six month periods ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), George J. Kilroy, as Chief Executive Officer of the Company, and Neil J. Cashen, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ George J. Kilroy George J. Kilroy Chief Executive Officer August 13, 2003

/s/ Neil J. Cashen Neil J. Cashen Chief Financial Officer August 13, 2003

A signed original of this written statement required by Section 906 has been provided to Chesapeake Funding LLC and will be retained by Chesapeake Funding LLC and furnished to the Securities and Exchange Commission or its staff upon request.